Exhibit 10(c)

Form of

RESTRICTED STOCK AWARD AGREEMENT

under the

NEXTERA ENERGY, INC. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

This Restricted Stock Award Agreement (“Agreement”), between NextEra Energy, Inc. (hereinafter called the "Company") and ___________________ (hereinafter called the "Participant") is dated ______________.

1.           Grant of Restricted Stock Award - The Company hereby grants to the Participant _________ shares of the Company’s common stock, par value $.01 per share ("Common Stock"), which shares (the “Awarded Shares”) shall be subject to the restrictions set forth in sections 2, 3 and 4, below, as well as all other terms and conditions set forth in this Agreement and in the Company’s Amended and Restated Long Term Incentive Plan, as amended from time to time (the “Plan”).  The Awarded Shares are granted for no consideration, other than the par value of the Awarded Shares, which shall be deemed paid by the promise by the Participant to perform future service to the Company or a subsidiary or affiliate.  Subject to the terms of section 3(d) hereof, the Participant shall have the right to receive dividends on the Awarded Shares as and when paid.

2.           Vesting - Restrictions and Limitations – (a) Subject to the limitations and other terms and conditions set forth in this Agreement and in the Plan, the Awarded Shares shall vest, the Company shall remove all restrictions from such Awarded Shares and the Participant shall obtain unrestricted ownership of the Awarded Shares in accordance with the schedule set forth below:

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___ shares on the later to occur of (i) the date which is [1 year following grant], or (ii) the date on which the Compensation Committee of the Board or such other committee designated to administer the Plan (the "Committee") makes the certification described in section 2(b)(i) hereof (the “First Vest”);

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___ shares on the later to occur of (i) the date which is [2 years following grant], or (ii) the date on which the Committee makes the certification described in section 2(b)(ii) hereof (the “Second Vest”); and

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___ shares on the later to occur of (i) the date which is [3 years following grant], or (ii) the date on which the Committee makes the certification described in section 2(b)(iii) hereof (the “Final Vest”)

The period from the date of grant of the Awarded Shares through the date immediately preceding the date on which such Awarded Shares vest shall be hereinafter referred to as the “Restriction Period.”

(b)           Notwithstanding the provisions of section 2(a) hereof,

(i)            The First Vest shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the Corporate Performance Objective (as such term is defined in the NextEra Energy, Inc. Executive Annual Incentive Plan as amended and restated on December 12, 2008) or similar objective under the Company’s then-existing annual incentive plan, or, if there is no such Corporate Performance Objective or similar objective so established, such other appropriate performance target as the Committee may establish (such Corporate Performance Objective, similar objective or other performance target being hereinafter referred to as the “Performance Target”), for [year of grant] has been achieved.  If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, [following year], then the Participant shall forfeit the right to the shares subject to the First Vest, and such shares shall be cancelled.

(ii)           The Second Vest shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the Performance Target for [year following year of grant] has been achieved.  If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, [following year], then the Participant shall forfeit the right to the shares subject to the Second Vest, and such shares shall be cancelled.

(iii)           The Final Vest shall be conditioned on, subject to and shall not occur until certification by the Committee (by resolution or in such other manner as the Committee deems appropriate) that the Performance Target for [two years following year of grant] has been achieved.  If the Committee does not or cannot certify that the Performance Target has been achieved by December 31, [following year], then the Participant shall forfeit the right to the shares subject to the Final Vest, and such shares shall be cancelled.

(c)
Notwithstanding the provisions of sections 2(a) and 2(b), if (i) the Participant is a party to an Executive Retention Employment Agreement with the Company (“Retention Agreement”) and has not waived his or her rights, either entirely or in pertinent part, under such Retention Agreement, and (ii) the Effective Date (as defined in the Retention Agreement as in effect on the date hereof) has occurred and the Employment Period (as defined in the Retention Agreement as in effect on the date hereof) has commenced and has not terminated pursuant to section 3(b) of the Retention Agreement (as in effect on the date hereof) then, so long as the Participant is then employed by the Company or one of its subsidiaries or affiliates, the Awarded Shares shall vest upon a Change of Control (as defined in the Retention Agreement as in effect on the date hereof), in lieu of the vesting schedule set forth in this section 2.  Notwithstanding the provisions of sections 2(a) and 2(b), if the Participant is not a party to a Retention Agreement, the rights of the Participant upon a Change of Control (as defined in the Plan as in effect on the date hereof) shall be as set forth in section 9 of the Plan as in effect on the date hereof.

(d)
If as a result of a Change of Control (as defined in the Plan as in effect on the date hereof), the shares of Common Stock are exchanged for or converted into a different form of equity security and/or the right to receive other property (including cash), payment in respect of the Restricted Stock shall, to the maximum extent practicable, be made in the same form.

3.           Terms and Conditions - The Awarded Shares shall be registered in the name of the Participant effective on the date of grant.  The Company will issue the Awarded Shares either (i) in certificated form, subject to a restrictive legend substantially in the form attached hereto as Exhibit "A" and stop transfer instructions to its transfer agent, and will provide for retention of custody of the Awarded Shares prior to vesting and/or (ii) in non-certificated form, subject to restrictions and instructions of like effect.  Prior to vesting (and if the Awarded Shares have not theretofore been forfeited in accordance herewith), the Participant shall have the right to enjoy all shareholder rights (including without limitation the right to receive dividends (subject to forfeiture as more fully set forth below) and to vote the Awarded Shares at all meetings of the shareholders of the Company at which holders of Common Stock have the right to vote), with the exception that:

(a)	The Participant shall not be entitled to delivery of unrestricted shares until vesting.

(b)	The Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Awarded Shares prior to vesting.

(c)
In addition to the provisions set forth in section 4 hereof, a breach by the Participant of the terms and conditions set forth in this Agreement shall result in the immediate forfeiture of all then unvested Awarded Shares.

(d)
Notwithstanding anything herein to the contrary, if all or a portion of the Awarded Shares do not vest, whether upon the termination of the Participant’s employment with the Company or a subsidiary or affiliate of the Company (including any successors to the Company), or otherwise (including without limitation if the Company fails to meet one or more Performance Targets established as described in section 2(b) hereof), all dividends paid to the Participant on Awarded Shares which have not vested (and which shall not thereafter vest in accordance with section 4 hereof) shall be forfeited, and shall be repaid to the Company within thirty (30) days after the date on which Participant’s obligation to repay such dividends accrues.  For purposes hereof, such obligation to repay such dividends shall accrue (1) on such date as the Committee establishes that a Performance Target has not been met, as to all dividends paid on Awarded Shares which are forfeited due to failure to meet such Performance Target; (2) on the date of termination of employment, as to all dividends paid on Awarded Shares which are forfeited upon such termination of employment; and (3) after termination of employment if, prior to vesting of all or any portion of the Awarded Shares, the Participant breaches any provision hereof, including without limitation the provisions of section 9 hereof, in which event the Participant shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares.

4.         Vesting Conditions – Except as otherwise set forth herein, the Participant must remain in the continuous employment of the Company or a subsidiary or affiliate of the Company (including any successors to the Company) from the effective date of this Agreement through the relevant vesting date (or dates) set forth in (or determined in accordance with) section 2, above, in order for the Awarded Shares to vest and in order to retain the dividends paid prior to vesting with respect to such Awarded Shares.  Except as otherwise set forth herein, in the Plan in connection with a Change of Control (as defined in a Retention Agreement as in effect on the date hereof, if the Participant is a party to a Retention Agreement, or in the Plan as in effect on the date hereof, if the Participant is not a party to a Retention Agreement), or in a Retention Agreement, in the event that the Participant’s employment with the Company (or a subsidiary, affiliate or successor of the Company) terminates for any reason prior to vesting, his or her rights hereunder will be determined as follows:

(a)
If the Participant’s termination of employment is due to resignation, discharge, or retirement prior to age 65 which does not meet the condition set forth in section 4(c), below, all rights to Awarded Shares not theretofore vested (including without limitation rights to dividends not theretofore paid and rights to retain dividends on Awarded Shares which have not theretofore vested, as more fully set forth in section 3(d) hereof) under this Agreement shall be immediately forfeited.  Forfeited dividends shall be repaid to the Company within thirty (30) days after the Participant’s termination of employment.

(b)
If the Participant’s termination of employment is due to (1) total and permanent disability (as defined under the Company’s executive long-term disability plan), (2) death or (3) retirement on or after age 65 not meeting the condition set forth in section 4(c), below, a pro rata share (calculated based upon the number of completed years of service during the Restriction Period) of the then unvested portion of the Awarded Shares shall vest (a) in the event of disability or death, on the date of termination of employment or (b) in the event of retirement on or after age 65 which does not meet the condition set forth in section 4(c), below, on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable performance conditions) set forth in section 2 hereof, notwithstanding that the Participant’s employment will have previously terminated.  Notwithstanding the foregoing, if, after termination of employment but prior to vesting of all or any portion of the Awarded Shares, the Participant breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Participant shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares. Forfeited dividends shall be repaid to the Company within thirty (30) days after the date on which Participant’s obligation to repay such dividends accrues.

(c)
If the Participant’s termination of employment is due to retirement on or after age 50, and if, but only if, such retirement is evidenced by a writing which specifically acknowledges that this provision shall apply to such retirement and is executed by the Company’s chief executive officer (or, if the Participant is an executive officer, by a member of the Committee or the chief executive officer at the direction of the Committee, other than with respect to himself), the then-unvested portion of the Awarded Shares shall vest on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable performance conditions) set forth in section 2 hereof, notwithstanding that the Participant’s employment will have previously terminated.  Notwithstanding the foregoing, if, after termination of employment but prior to vesting of all or a portion of the Awarded Shares, the Participant breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Participant shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares.  Forfeited dividends shall be repaid to the Company within thirty (30) days after the date on which Participant’s obligation to repay such dividends accrues.

d)
If a Participant's employment is terminated prior to vesting of all or a portion of the Awarded Shares for any reason other than as set forth in sections 4(a), (b) and (c) above, or if an ambiguity exists as to the interpretation of those sections, the Committee shall determine whether the Participant's then-unvested Awarded Shares shall be forfeited or whether the Participant shall be entitled to full vesting or pro rata vesting as set forth above based upon completed years of service during the Restriction Period, and any Awarded Shares which may vest shall do so on the vesting schedule and otherwise in accordance with the terms and conditions (including without limitation satisfaction of the applicable performance conditions) set forth in section 2 hereof, notwithstanding that the Participant’s employment will have previously terminated.  Notwithstanding the foregoing, if, after termination of employment but prior to vesting of all or a portion of the Awarded Shares, the Participant breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Participant shall immediately forfeit all rights to the then-unvested Awarded Shares and any dividends theretofore paid on such then-unvested Awarded Shares.  Forfeited dividends shall be repaid to the Company within thirty (30) days after the date on which Participant’s obligation to repay such dividends accrues.

[the following applies only to Mr. Hay] Notwithstanding the foregoing, if the Employment Period (as defined in the Retention Agreement as in effect on the date hereof) is not then in effect, and the Participant terminates employment for Good Reason (as defined in the Participant’s Employment Letter with the Company as in effect on the date hereof (such Employment Letter, as in effect on the date hereof, the “Employment Letter”) or the Company terminates the Participant’s employment without Cause (as defined in the Employment Letter), then the Participant shall continue to vest in the Awarded Shares on the schedule and otherwise on the terms and conditions (including without limitation satisfaction of the applicable performance conditions) set forth in section 2 hereof until the date which is two years after the date on which the Participant’s employment is terminated.  Awarded Shares which are scheduled to vest after the date which is two years after the date on which the Participant’s employment is terminated in accordance herewith shall be forfeited effective on the date on which the Participant’s employment is terminated.

5.           Income Taxes - The Participant shall notify the Company immediately of any election made with respect to this Agreement under Section 83(b) of the Internal Revenue Code of 1986, as amended.  Upon vesting and delivery of Awarded Shares to the Participant, the Company shall have the right to withhold from any such distribution, in order to meet the Company’s obligations for the payment of withholding taxes, shares of Common Stock with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation relating to such distribution.

6.           Nonassignability - The Participant's rights and interest in the Awarded Shares may not be assigned, pledged, or transferred prior to vesting except, in the event of death, to a designated beneficiary or by will or by the laws of descent and distribution.

7.           Effect Upon Employment - This Agreement is not to be construed as giving any right to the Participant for continuous employment by the Company or a subsidiary or affiliate.  The Company and its subsidiaries and affiliates retain the right to terminate the Participant at will and with or without cause at any time (subject to any rights the Participant may have under the Participant’s Retention Agreement [or the Participant’s Employment Letter][for Mr. Hay only]).

8.           Successors and Assigns - This Agreement shall inure to the benefit of and shall be binding upon the Company and the Participant and their respective heirs, successors and assigns.

9.           Protective Covenants - In consideration of the Awarded Shares granted under this Agreement, the Participant covenants and agrees as follows: (the "Protective Covenants"):

(a) During the Participant's employment with the Company, and for a two-year period following the termination of the Participant's employment with the Company, Participant agrees (i) not to compete or attempt to compete for, or act as a broker or otherwise participate in, any projects in which the Company has at any time done any work or undertaken any development efforts, or (ii) directly or indirectly solicit any of the Company’s customers, vendors, contractors, agents, or any other parties with which the Company has an existing or prospective business relationship, for the benefit of the Participant or for the benefit of any third party, nor shall the Participant accept consideration or negotiate or enter into agreements with such parties for the benefit of the Participant or any third party.

(b) During the Participant's employment with the Company and for a two-year period following the termination of the Participant's employment with the Company, the Participant shall not, directly or indirectly, on behalf of the Participant or for any other business, person or entity, entice, induce or solicit or attempt to entice, induce or solicit any employee of the Company or its subsidiaries or affiliates to leave the Company's employ (or the employ of such subsidiary or affiliate) or to hire or to cause any employee of the Company to become employed for any reason whatsoever.

(c) The Participant shall not, at any time or in any way, disparage the Company or its current or former officers, directors, and employees, orally or in writing, or make any statements that may be derogatory or detrimental to the Company’s good name or business reputation.

(d) The Participant acknowledges that the Company would not have an adequate remedy at law for monetary damages if the Participant breaches these Protective Covenants.  Therefore, in addition to all remedies to which the Company may be entitled for a breach or threatened breach of these Protective Covenants, including but not limited to monetary damages, the Company will be entitled to specific enforcement of these Protective Covenants and to injunctive or other equitable relief as a remedy for a breach or threatened breach.  In addition, upon any breach of these Protective Covenants or any separate confidentiality agreement or confidentiality provision between the Company and the Participant, all the Participant’s rights to receive theretofore unvested Awarded Shares and dividends relating thereto under this Agreement shall be forfeited.

(e) For purposes of this section 9, the term "Company" shall include all subsidiaries and affiliates of the Company, including, without limitation, Florida Power & Light Company and NextEra Energy Resources, LLC, and their respective subsidiaries and affiliates (such subsidiaries and affiliates being hereinafter referred to as the “NextEra Entities”). The Company and the Participant agree that each of the NextEra Entities is an intended third-party beneficiary of this section 9, and further agree that each of the NextEra Entities is entitled to enforce the provisions of this section 9 in accordance with its terms.

(f) Notwithstanding anything to the contrary contained in this Agreement, the terms of these Protective Covenants shall survive the termination of this Agreement and shall remain in effect.

10.           Incorporation of Plan's Terms – This Agreement is made under and subject to the provisions of the Plan, and all the provisions of the Plan are also provisions of this Agreement (including, but not limited to, the provisions of section 9 of the Plan pertaining to a Change of Control as in effect on the date hereof, provided that if the Participant is a party to a Retention Agreement, the provisions of section 2(c) hereof shall supersede the provisions of the Plan with respect to a Change of Control).  If there is a difference or conflict between the provisions of this Agreement and the mandatory provisions of the Plan, the provisions of the Plan will govern.  If there is a difference or conflict between the provisions of this Agreement and a provision of the Plan as to which the Committee is authorized to make a contrary determination, the provisions of this Agreement will govern.  Except as otherwise expressly defined in this Agreement, all capitalized terms used herein are used as defined in the Plan.  The Company and Committee retain all authority and powers granted by the Plan as it may be amended from time to time not expressly limited by this Agreement.  The Participant acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Agreement.

11.           Interpretation - The Committee has the sole and absolute right to interpret the provisions of this Agreement.

12.           Governing Law/Jurisdiction - This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to its conflict of laws principles.  All suits, actions, and proceedings relating to this Agreement shall be brought only in the courts of the State of Florida located in Palm Beach County or in the United States District Court for the Southern District of Florida in West Palm Beach, Florida.  The Company and Participant shall consent to the personal jurisdiction of the courts described in this section 12 for the purpose of all suits, actions, and proceedings relating to the Agreement or the Plan.  The Company and the Participant each waive all objections to venue and to all claims that a court chosen in accordance with this section is improper based on a venue or a forum non conveniens claim.

13.           Amendment - This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Participant.

14.           Adjustments - In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or similar corporate change, then the number of Awarded Shares shall be adjusted proportionately.  No adjustment will be made in connection with the payment by the Company of any cash dividend on its Common Stock or in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

15.           Data Privacy.  By entering into this Agreement, the Participant:  (i) authorizes the Company or any of its subsidiaries or affiliates, and any agent of the Company or a subsidiary or affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its subsidiaries or affiliates such information and data as the Company or any such subsidiary or affiliate shall reasonably request in order to facilitate the administration of this Agreement; and (ii) authorizes the Company or any of its subsidiaries or affiliates to store and transmit such information in electronic form, provided such information is appropriately safeguarded in accordance with Company policy.

By signing this Agreement, the Participant accepts and agrees to all of the foregoing terms and provisions and to all the terms and provisions of the Plan incorporated herein by reference and confirms that he has received a copy of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEXTERA ENERGY, INC.
By:
Name:		Participant
Title:

Exhibit "A"

LEGEND TO BE PLACED ON STOCK CERTIFICATE

The shares represented by this certificate are subject to the provisions of the NextEra Energy, Inc. Amended and Restated Long-Term Incentive Plan (the "Plan") and a Restricted Stock Award Agreement (the "Agreement") between the holder hereof and NextEra Energy, Inc. and may not be sold or transferred except in accordance therewith.  Copies of the Plan and Agreement are kept on file by the Vice President & Corporate Secretary of NextEra Energy, Inc.